Exhibit 23.4


                               CONSENT OF COUNSEL



   We consent to the use of the form of opinion letter which we anticipate rendering in connection with the consummation of the merger of ISNC Acquisition Co. with and into Info Systems of North Carolina, Inc. as
   Exhibit 8.1 to the Registration Statement on Form S-4 (as amended through the date hereof, the "Registration Statement") filed by Sykes Enterprises, Incorporated with the Securities and Exchange Commission (the "Commission"). In addition, we consent to the use of our name under the heading "Certain Federal Income Tax Consequences" in related Prospectuses/Proxy Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required, with respect to the Registration Statement, under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                        PARKER, POE, ADAMS & BERNSTEIN L.L.P.



   Charlotte, North Carolina
   January 22, 1997